UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 10, 2006

VIASPACE Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	333-110680	76-0742386
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2400 Lincoln Ave., Altadena, California		91001
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	626-296-6310

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

VIASPACE has accepted the resignations of the nonmanagement members of the Board of Directors of the Company. None of the resignations were prompted by a disagreement with the Company. The directors who resigned were: Wesley K. Clark, April 7, 2006; John N. Hatsopoulos, April 8, 2006; Joel Balbien, April 8, 2006; Aaron Levy, April 9, 2006; and Sandeep Gulati, April 9, 2006. Carl Kukkonen, Chief Executive Officer and Amjad Abdallat, Vice President remain as members of the Board of Directors.

The nonmanagement directors did not state a reason for their resignations. However the Company believes that the resignations may have been prompted by an article that appeared in the April 10, 2006 issue of Barron's Weekly that made allegations against an investor in the Company and the Company itself. The article contains material misstatements of facts and relies on unfounded innuendo. The Company has issued a press release addressing this issue on April 10, 2006. A copy of the press release dated April 10, 2006 is hereby incorporated by reference into this Item 5.02 and furnished as part of this Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No. Description

99.1 Press release dated April 10, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIASPACE Inc.

April 10, 2006	By:	Stephen J. Muzi

Name: Stephen J. Muzi
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated April 10, 2006